                                                                      EXHIBIT 99

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Systems Plus, Inc. and Systems Plus Distribution, Inc.

     We have audited the accompanying combined balance sheets of Systems Plus, Inc. and Systems Plus Distribution, Inc. as of December 31, 1994 and 1995, June 30, 1996 and February 4, 1997 and the related combined statements of operations, changes in stockholder's equity (deficit) and cash flows for each of the three years in the period ended December 31, 1995, for the six months ended June 30, 1996 and for the period from July 1, 1996 through February 4, 1997. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Systems Plus, Inc. and Systems Plus Distribution, Inc. as of December 31, 1994 and 1995, June 30, 1996 and February 4, 1997 and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, for the six months ended June 30, 1996 and for the period from July 1, 1996 through February 4, 1997 in conformity with generally accepted accounting principles.

     As discussed in Note 10 to the combined financial statements, on February 4, 1997, System Plus, Inc. and Systems Plus Distribution, Inc. merged with a subsidiary of Medical Manager Corporation.

                                          COOPERS & LYBRAND L.L.P.

Tampa, Florida
March 7, 1997

             SYSTEMS PLUS, INC. AND SYSTEMS PLUS DISTRIBUTION, INC.

                            COMBINED BALANCE SHEETS

                                                 DECEMBER 31,   DECEMBER 31,    JUNE 30,    FEBRUARY 4,
                                                     1994           1995          1996         1997
                                                ASSETS
CURRENT ASSETS
  Cash and cash equivalents....................   $  286,389     $  597,606    $  285,603   $   31,523
  Investments..................................    1,184,628      1,793,420        50,000            0
  Accounts receivable..........................    1,394,759      1,479,740     1,462,861      997,333
  Inventory....................................      125,000        199,439       114,000       79,825
  Prepaid expenses and other current assets....      235,450        198,930        75,971       43,967
                                                  ----------     ----------    ----------   ----------
          Total current assets.................    3,226,226      4,269,135     1,988,435    1,152,648
PROPERTY AND EQUIPMENT, net....................      237,375        421,238       623,829      649,867
OTHER ASSETS...................................      498,679        422,312       866,389    1,400,818
                                                  ----------     ----------    ----------   ----------
          Total assets.........................   $3,962,280     $5,112,685    $3,478,653   $3,203,333
                                                  ==========     ==========    ==========   ==========

                            LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
CURRENT LIABILITIES
  Notes payable................................   $  536,354     $  504,159    $        0   $1,456,027
  Accounts payable and accrued liabilities.....      860,256        947,063     1,029,014    1,232,461
  Customer deposits and deferred maintenance
     revenue...................................       42,811        117,677       172,357      223,138
  Income taxes payable.........................       31,624          5,450         3,014       19,169
                                                  ----------     ----------    ----------   ----------
          Total current liabilities............    1,471,045      1,574,349     1,204,385    2,930,795
                                                  ----------     ----------    ----------   ----------
DUE TO AFFILIATED COMPANIES....................            0              0             0      750,000
                                                  ----------     ----------    ----------   ----------
          Total liabilities....................    1,471,045      1,574,349     1,204,385    3,680,795
                                                  ----------     ----------    ----------   ----------
Commitments and contingencies (Notes 7 and 10)
STOCKHOLDER'S EQUITY (DEFICIT)
  Common stock.................................       28,000         28,000        28,000       28,000
  Unrealized loss on investments...............     (220,585)        (8,341)            0            0
  Retained earnings (Accumulated deficit)......    2,683,820      3,518,677     2,246,268     (505,462)
                                                  ----------     ----------    ----------   ----------
          Total stockholder's equity
            (deficit)..........................    2,491,235      3,538,336     2,274,268     (477,462)
                                                  ----------     ----------    ----------   ----------
          Total liabilities and stockholder's
            equity (deficit)...................   $3,962,280     $5,112,685    $3,478,653   $3,203,333
                                                  ==========     ==========    ==========   ==========

            See accompanying notes to combined financial statements.

             SYSTEMS PLUS, INC. AND SYSTEMS PLUS DISTRIBUTION, INC.

                       COMBINED STATEMENTS OF OPERATIONS

                                                                                                   PERIOD FROM
                                                                                     SIX MONTHS    JULY 1, 1996
                                                  YEARS ENDED DECEMBER 31,              ENDED        THROUGH
                                           ---------------------------------------    JUNE 30,     FEBRUARY 4,
                                              1993          1994          1995          1996           1997
Revenue
  Systems................................  $   159,143   $   300,253   $   766,037   $   668,425    $   459,525
  Software license.......................    8,944,307    11,518,566    12,502,491     6,586,715      8,198,171
  Maintenance and other..................    1,732,276     1,681,941     1,910,430       982,041        972,602
                                           -----------   -----------   -----------   -----------    -----------
          Total revenue..................   10,835,726    13,500,760    15,178,958     8,237,181      9,630,298
                                           -----------   -----------   -----------   -----------    -----------
Cost of revenue
  Systems................................      290,239       209,521       440,588       451,684        386,274
  Software license.......................    5,371,347     6,832,020     6,977,948     3,719,590      4,336,125
  Maintenance and other..................    1,450,877     1,277,082     1,682,022       827,503        839,438
                                           -----------   -----------   -----------   -----------    -----------
          Total costs of revenue.........    7,112,463     8,318,623     9,100,558     4,998,777      5,561,837
                                           -----------   -----------   -----------   -----------    -----------
            Gross margin.................    3,723,263     5,182,137     6,078,400     3,238,404      4,068,461
                                           -----------   -----------   -----------   -----------    -----------
Operating expenses
  Selling, general and administrative....    2,471,567     3,022,941     3,345,004     1,972,701      2,426,822
  Depreciation and amortization..........       89,486        76,015       102,309        75,782         99,740
                                           -----------   -----------   -----------   -----------    -----------
          Total operating expenses.......    2,561,053     3,098,956     3,447,313     2,048,483      2,526,562
                                           -----------   -----------   -----------   -----------    -----------
            Income from
               operations................    1,162,210     2,083,181     2,631,087     1,189,921      1,541,899
Other income (expense)
  Interest expense.......................      (25,572)      (44,969)      (37,385)      (10,765)       (17,373)
  Interest and dividend income...........       17,780        54,031        88,457        46,646          2,174
  Gain (loss) on investments and other...      187,536       (16,731)      169,498       239,925            415
                                           -----------   -----------   -----------   -----------    -----------
Income before income taxes...............    1,341,954     2,075,512     2,851,657     1,465,727      1,527,115
Income taxes.............................       34,955        50,125        53,300        17,405         55,485
                                           -----------   -----------   -----------   -----------    -----------
            Net income...................  $ 1,306,999   $ 2,025,387   $ 2,798,357   $ 1,448,322    $ 1,471,630
                                           ===========   ===========   ===========   ===========    ===========

            See accompanying notes to combined financial statements.

             SYSTEMS PLUS, INC. AND SYSTEMS PLUS DISTRIBUTION, INC.

        COMBINED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)

                                                                              RETAINED
                                                 COMMON      UNREALIZED       EARNINGS
                                                  STOCK     GAIN (LOSS)     (ACCUMULATED
                                                 AMOUNT    ON INVESTMENTS     DEFICIT)        TOTAL
Balance January 1, 1993........................  $28,000     $ (59,474)     $   962,434    $   930,960
  Net income...................................                               1,306,999      1,306,999
  Dividends....................................                                (640,000)      (640,000)
  Change in unrealized loss on investments.....                 20,232                          20,232
                                                 -------     ---------      -----------    -----------
Balance December 31, 1993......................   28,000       (39,242)       1,629,433      1,618,191
  Net income...................................                               2,025,387      2,025,387
  Dividends....................................                                (971,000)      (971,000)
  Change in unrealized loss on investments.....               (181,343)                       (181,343)
                                                 -------     ---------      -----------    -----------
Balance December 31, 1994......................   28,000      (220,585)       2,683,820      2,491,235
  Net income...................................                               2,798,357      2,798,357
  Dividends....................................                              (1,963,500)    (1,963,500)
  Change in unrealized loss on investments.....                212,244                         212,244
                                                 -------     ---------      -----------    -----------
Balance December 31, 1995......................   28,000        (8,341)       3,518,677      3,538,336
  Net income...................................                               1,448,322      1,448,322
  Dividends....................................                              (2,720,731)    (2,720,731)
  Change in unrealized gain on investments.....                  8,341                           8,341
                                                 -------     ---------      -----------    -----------
Balance June 30, 1996..........................   28,000             0        2,246,268      2,274,268
  Net income...................................                               1,471,630      1,471,630
  Dividends....................................                              (4,223,360)    (4,223,360)
                                                 -------     ---------      -----------    -----------
Balance February 4, 1997.......................  $28,000     $       0      $  (505,462)   $  (477,462)
                                                 =======     =========      ===========    ===========

            See accompanying notes to combined financial statements.

             SYSTEMS PLUS, INC. AND SYSTEMS PLUS DISTRIBUTION, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                                              PERIOD FROM
                                                                                                SIX MONTHS    JULY 1, 1996
                                                            YEARS ENDED DECEMBER 31,              ENDED         THROUGH
                                                    ----------------------------------------     JUNE 30,     FEBRUARY 4,
                                                       1993          1994           1995           1996           1997
Cash flows from operating activities:
  Net income......................................  $ 1,306,999   $ 2,025,387   $  2,798,357   $  1,448,322    $ 1,471,630
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization.................       89,486        76,015        102,309         75,782         99,740
    (Gain) loss on sale of property and
      equipment...................................        2,200           994         (1,374)             0           (415)
    Realized gains on investments.................     (326,745)     (208,406)      (541,416)      (448,158)             0
    Realized losses on investments................      137,009       224,143        373,292        208,233              0
  Changes in assets and liabilities:
    Accounts receivable...........................     (122,215)     (529,520)        19,033         97,561        468,168
    Inventory.....................................      (48,879)       99,109        (74,439)        85,439         34,175
    Prepaid expenses and other assets.............      165,496      (183,069)         8,873       (400,764)      (505,065)
    Accounts payable and accrued liabilities......   (1,790,912)      110,661         86,807         81,951        203,447
    Customer deposits and deferred maintenance
      revenue.....................................       29,266        (2,677)        74,866         54,680         50,781
    Income taxes payable..........................      (11,603)       23,023        (26,174)        (2,436)        16,155
                                                    -----------   -----------   ------------   ------------    -----------
         Net cash provided by (used in) operating
           activities.............................     (569,898)    1,635,660      2,820,134      1,200,610      1,838,616
                                                    -----------   -----------   ------------   ------------    -----------
Cash flow from investing activities:
  Purchases of investments........................   (5,837,730)   (6,800,249)   (11,268,708)    (8,694,966)             0
  Proceeds from the sale of investments...........    6,485,016     6,836,814     11,027,950      9,945,924              0
  Purchases of property and equipment.............      (45,795)     (100,817)      (306,894)      (278,373)      (127,773)
  Proceeds on sale of property and
    equipment.....................................            0             0         22,096              0          2,410
  Proceeds from investment
    margin accounts...............................    6,573,612     7,516,828     10,614,724      9,840,665              0
  Payments on investment
    margin accounts...............................   (6,845,885)   (7,242,266)   (10,634,585)   (10,345,860)             0
                                                    -----------   -----------   ------------   ------------    -----------
         Net cash provided by (used in) investing
           activities.............................      329,218       210,310       (545,417)       467,390       (125,363)
                                                    -----------   -----------   ------------   ------------    -----------
Cash flow from financing activities:
  Proceeds from short-term obligations............    1,393,000     1,962,000              0        790,000      2,220,000
  Payment on short-term obligations...............   (1,368,000)   (1,987,000)             0       (790,000)    (2,220,000)
  Increase in due to affiliated companies.........            0             0              0              0        750,000
  Cash overdraft..................................      563,581      (563,581)             0              0              0
  Dividends.......................................     (640,000)     (971,000)    (1,963,500)    (1,980,003)    (2,717,333)
                                                    -----------   -----------   ------------   ------------    -----------
         Net cash used in financing activities....      (51,419)   (1,559,581)    (1,963,500)    (1,980,003)    (1,967,333)
                                                    -----------   -----------   ------------   ------------    -----------
         Net change in cash and cash
           equivalents............................     (292,099)      286,389        311,217       (312,003)      (254,080)
Cash and cash equivalents:
  Beginning of period.............................      292,099             0        286,389        597,606        285,603
                                                    -----------   -----------   ------------   ------------    -----------
  End of period...................................  $         0   $   286,389   $    597,606   $    285,603    $    31,523
                                                    ===========   ===========   ============   ============    ===========
Non-cash dividends................................  $         0   $         0   $          0   $    740,728    $ 1,506,027
                                                    ===========   ===========   ============   ============    ===========
Cash paid during the period for
  Interest........................................  $    25,072   $    44,315   $     37,465
                                                    ===========   ===========   ============
  Income taxes....................................  $    63,097   $    10,563   $     85,574
                                                    ===========   ===========   ============

            See accompanying notes to combined financial statements.

             SYSTEMS PLUS, INC. AND SYSTEMS PLUS DISTRIBUTION, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. ORGANIZATION AND OPERATIONS:

     Systems Plus, Inc. and its combined affiliate (the "Company") is the master distributor for The Medical Manager physician practice management system that is sold to an independent dealers' network throughout the United States. The Company purchases substantially all of its software from Personalized Programming, Inc. ("PPI"), the developer of The Medical Manager, under a license and master distributor agreement.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Basis of Presentation. The financial statements of the Company as of February 4, 1997 and for the period from July 1, 1996 through February 4, 1997 are presented prior to its merger into a subsidiary of Medical Manager Corporation ("MMC"), which merger occurred following the close of business on February 4, 1997.

     Principles of Combination. The financial statements include the accounts of Systems Plus, Inc. ("SPI") and its sister company, Systems Plus Distribution, Inc. ("SPDI"), which is affiliated through common ownership and management. All material intercompany accounts and transactions have been eliminated.

     Revenue Recognition. Revenue from software license is recognized upon sale and shipment. Revenue from the sale of systems is recognized when the system has been installed and the related client training has been completed. Amounts billed in advance of installation and pending completion of remaining significant obligations are deferred. Revenue from support and maintenance contracts is recognized as the services are performed ratably over the contract period, which typically does not exceed one year. Revenue from other services are recognized as they are provided. Certain expenses are allocated between the cost of sales for systems, software license and maintenance and other based upon revenue, which basis management believes to be reasonable.

     Concentration of Credit Risk. Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. The Company's credit concentrations are limited due to the wide variety of customers in the health care industry and geographic areas into which the Company's systems and services are sold.

     Cash and Cash Equivalents. For purposes of the statement of cash flows the Company considers all highly liquid investments with maturity dates of three months or less when purchased to be cash equivalents.

     Investments. The Company follows Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities, which requires fair value accounting for debt and equity securities. The Company classifies its investments as available for sale, which requires that they be recorded at fair market value with gross unrealized holding gains and losses treated as a separate component of stockholder's equity.

     Inventory. Inventory primarily consists of purchased software packages, peripheral computer equipment and replacement parts. Inventory cost is accounted for on the first-in, first-out basis and reported at the lower of cost or market.

     Property and Equipment. Property and equipment are stated at cost. Additions and major renewals are capitalized. Repairs and maintenance are charged to expense as incurred. Upon disposal, the related cost and accumulated depreciation are removed from the accounts, with the resulting gain or loss included in income. Depreciation is provided on the straight line and accelerated methods over the estimated useful lives of the assets. Amortization of leasehold improvements is provided for over the shorter of the estimated service life of the leased asset or the lease term using the straight-line method.

             SYSTEMS PLUS, INC. AND SYSTEMS PLUS DISTRIBUTION, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)
     Other Assets. Other assets include approximately $227,000 in costs incurred in connection with the initial public offering of common stock of MMC that have been deferred as of February 4, 1997. These costs will be offset against additional paid-in capital upon the consummation of the Company's merger into a subsidiary of Medical Manager Corporation. See Note 10.

     Income Taxes. SPI has elected to be taxed as an S corporation and SPDI is taxed as a C corporation under the provisions of the Internal Revenue Code of 1986. SPI is not subject to taxation at the federal level. Instead, the taxable income of SPI is included in the individual income tax return of that company's single stockholder for federal income tax purposes. The provision for income taxes in the combined statements of operations represents SPDI's provision for federal income taxes and the provision for state income taxes for both SPI and SPDI. The Company utilizes the asset and liability method of accounting for deferred federal and state income taxes for SPDI taxed as a regular corporation and to account for state income taxes for SPI taxed as an S corporation for Federal tax purposes, but taxed as a regular corporation for certain state income tax purposes. Under this method, deferred tax assets and liabilities are established based on the differences between financial statement and income tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Other assets are comprised primarily of federal income tax deposits for fiscal year S corporation purposes.

     The Company provides a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

     SPI's S corporation election terminated on February 4, 1997, the effective date of the Merger discussed in Note 10.

     Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates; however, management does not believe these differences would have a material effect on operating results.

     New Accounting Pronouncements. SFAS No. 121, Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to be Disposed Of, is effective for years beginning after December 15, 1995. This Statement requires that long-lived assets and certain intangibles to be held and used by the Company be reviewed for impairment. This pronouncement did not have a material impact on the financial statements of the Company.

     Reclassifications. Certain prior year amounts have been reclassified to conform to 1997 presentations.

3. INVESTMENTS:

     Investments held consisted of the following:

                                                                                FAIR MARKET
                                                 COST       GAINS     LOSSES       VALUE
                                                            GROSS UNREALIZED
                                                           ------------------
                                                             JUNE 30, 1996
                                                           ------------------
Marketable equity securities................  $   50,000   $    --   $     --   $   50,000
                                              ==========   =======   ========   ==========

                                                           DECEMBER 31, 1995
                                                           ------------------
Marketable equity securities................  $1,801,761   $19,629   $ 27,970   $1,793,420
                                              ==========   =======   ========   ==========

             SYSTEMS PLUS, INC. AND SYSTEMS PLUS DISTRIBUTION, INC.

3. INVESTMENTS: -- (CONTINUED)

                                                           DECEMBER 31, 1994
                                                           ------------------
Marketable equity securities................  $1,405,213   $ 3,038   $223,623   $1,184,628
                                              ==========   =======   ========   ==========

     Investments of $740,728 and $50,000 were distributed to the stockholder at their fair value as non-cash dividends during the six months ended June 30, 1996 and the period from July 1, 1996 through February 4, 1997, respectively.

4.  PROPERTY AND EQUIPMENT:

     Property and equipment consisted of the following:

                                               DECEMBER 31,
                                          ----------------------    JUNE 30,    FEBRUARY 4,
                                            1994         1995         1996         1997
Furniture and equipment.................  $ 314,168   $  497,877   $  613,411   $  661,076
Computers...............................    335,632      435,700      527,694      586,765
Leasehold improvements..................          0            0       70,845       89,222
                                          ---------   ----------   ----------   ----------
                                            649,800      933,577    1,211,950    1,337,063
Less accumulated depreciation and
  amortization..........................   (412,425)    (512,339)    (588,121)    (687,196)
                                          ---------   ----------   ----------   ----------
                                          $ 237,375   $  421,238   $  623,829   $  649,867
                                          =========   ==========   ==========   ==========

5.  NOTES PAYABLE:

     Notes payable at December 31, 1995 and 1994 consisted of the margin account borrowings collateralized by investments, with interest generally at prime rate.

     The Company has a $750,000 revolving line of credit at February 4, 1997. The line of credit agreement provides for interest at prime plus 1/2% and is collateralized by receivables, inventory, fixed assets, general intangibles and personally guaranteed by the stockholder. There was $750,000 available under the line at February 4, 1997.

     At February 4, 1997, notes payable of $1,456,027 were due to the Company's stockholder. The note provides for interest at 8% and is due on demand. The note represents the amount due SPI's stockholder for its undistributed Accumulated Adjustment Account as of February 4, 1997. See Note 10.

     The carrying value approximates fair market value due to the short-term nature of the debt.

6.  INCOME TAXES:

     Income taxes consisted of the following:

                                                                          SIX MONTHS     PERIOD FROM
                                             YEARS ENDED DECEMBER 31,       ENDED        JULY 1, 1996
                                            ---------------------------    JUNE 30,        THROUGH
                                             1993      1994      1995        1996      FEBRUARY 4, 1997
Current
  Federal.................................                      $ 6,000
  State...................................  $34,955   $50,125    47,300    $17,405         $55,485
                                            -------   -------   -------    -------         -------
                                            $34,955   $50,125   $53,300    $17,405         $55,485
                                            =======   =======   =======    =======         =======

             SYSTEMS PLUS, INC. AND SYSTEMS PLUS DISTRIBUTION, INC.

6.  INCOME TAXES: -- (CONTINUED)
     The following table summarizes the principal differences between income taxes at the federal statutory rate and the effective income tax amounts reflected in the financial statements:

                                                                          SIX MONTHS     PERIOD FROM
                                          YEARS ENDED DECEMBER 31,          ENDED        JULY 1, 1996
                                      ---------------------------------    JUNE 30,        THROUGH
                                        1993        1994        1995         1996      FEBRUARY 4, 1997
Statutory tax.......................  $ 456,000   $ 706,000   $ 970,000    $ 498,000      $ 519,000
State income tax, net of federal
  benefit...........................     34,955      50,125      47,300       17,405         55,485
Effect of graduated rate brackets...                             (6,000)
Effect of S corporation income not
  subject to federal income tax.....   (456,000)   (706,000)   (958,000)    (498,000)      (519,000)
                                      ---------   ---------   ---------    ---------      ---------
                                      $  34,955   $  50,125   $  53,300    $  17,405      $  55,485
                                      =========   =========   =========    =========      =========

     The Company was examined by the California Franchise Tax Board for tax years ended in 1992 through 1995. The Company has reviewed various matters that are under consideration and believes that it has adequately provided for any liability that may result from this examination. In the opinion of management, any liability that may arise from prior periods as a result of the examination will not have a material effect on the Company's financial position or results of operations.

7.  COMMITMENTS AND CONTINGENCIES:

     The Company leases its office facilities under operating leases having remaining terms ranging from one to five years. Future minimum rental commitments under noncancelable operating leases are approximately as follows:

                  TWELVE MONTHS ENDING FEBRUARY 4:
         1998...................................................  $187,000
         1999...................................................   117,000
         2000...................................................   117,000
         2001...................................................   117,000
                                                                  --------
                   Total........................................  $538,000
                                                                  ========

     Rent expense was approximately $141,000, $133,000, $112,000, $134,000, and
$166,000 for 1993, 1994 and 1995, for the six months ended June 30, 1996 and for the period from July 1, 1996 through February 4, 1997, respectively.

8.  STOCKHOLDER'S EQUITY:

     The common stock ownership of the companies are as follows:

                                                        AS OF DECEMBER 31, 1994
                                                               AND 1995,
                                                           JUNE 30, 1996 AND
                                                           FEBRUARY 4, 1997
                                                       -------------------------
                                                         SHARES        SHARES
                                                       AUTHORIZED    OUTSTANDING
Systems Plus, Inc. ..................................  1,000,000       500,000
Systems Plus Distribution, Inc. .....................  1,000,000        50,000

             SYSTEMS PLUS, INC. AND SYSTEMS PLUS DISTRIBUTION, INC.

9.  RELATED PARTY TRANSACTIONS:

     The Company's stockholder acquired a controlling interest in a Medical Manager dealer in the greater Chicago, Illinois area in February 1996. Revenue, primarily from software license, from this dealer was approximately $243,000, $131,000, and $132,000 for 1995, for the six months ended June 30, 1996 and for the period from July 1, 1996 through February 4, 1997, respectively.

10.  SUBSEQUENT EVENTS:

     Following the close of business on February 4, 1997, the Company merged into a subsidiary of Medical Manager Corporation ("MMC"). All outstanding shares of the Company's common stock were exchanged for cash and shares of MMC's common stock upon the consummation of the initial public offering of the common stock of MMC. The Company received $750,000 in advances from one of the companies merging with MMC. The funds were used for the repayment of debt.

     In connection with the Merger, SPI's S corporation status terminated and in future periods will be required to effect the asset and liability method of accounting for deferred income taxes. Under this method, deferred tax assets and liabilities are established based on the differences between financial statement and income tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Also, the Company issued notes for $1,456,027 to SPI's stockholder for the estimated balance in SPI's S corporation Accumulated Adjustment Account as of February 4, 1997.

     Revenue from four other companies which have also entered into definitive merger agreements with MMC totaled approximately $616,000, $891,000, $1,145,000, $574,000, and $858,000 for 1993, 1994 and 1995, for the six months ended June 30, 1996 and for the period from July 1, 1996 through February 4, 1997.

     Purchases of software from Personalized Programming, Inc., which has also entered into a definitive merger agreement with MMC, totaled approximately $3,617,000, $4,681,000, $5,350,000, $2,837,000, and $3,490,000 for 1993, 1994
and 1995, for the six months ended June 30, 1996 and for the period from July 1, 1996 through February 4, 1997.

     In the course of MMC's consolidation efforts, MMC undertook preliminary discussions with certain dealers of The Medical Manager practice management system to determine their suitability to be acquired by MMC in connection with the proposed transactions. On January 7, 1997, two affiliated dealers, Computer Clinic, Inc. and Command Solutions, Inc. (collectively, "CCI"), and CCI's President filed suit in the Supreme Court of the State of New York, Westchester County against MMC, each of the Founding Companies and certain principals thereof alleging in five separate causes of action, among other things, breach of contract, fraud, misrepresentation, tortious interference and anti-competitive and predatory practices arising out of the decision not to include CCI as one of the Founding Companies. In connection with three of the five causes of action brought by CCI, CCI seeks damages in excess of $11.0 million for each such cause of action. CCI seeks damages in excess of $12.0 million in connection with the fourth cause of action and damages in an amount to be determined at trial in connection with the fifth cause of action. On February 5, 1997, the defendants removed the action to the United States District Court for the Southern District of New York. Plaintiffs moved to remand the action to the Supreme Court of the State of New York, Westchester County, which motion was subsequently granted by the Court. MMC has agreed to indemnify all of the other defendants for any liability, obligation or claim arising out of this action, including the costs of defending against this action and any settlement costs incurred in connection therewith. MMC, its subsidiaries and such principals intend to defend vigorously against this action.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
RTI Business Systems, Inc.

     We have audited the accompanying balance sheets of RTI Business Systems, Inc. as of December 31, 1994 and 1995, June 30, 1996 and February 4, 1997 and the related statements of operations and accumulated deficit and cash flows for each of the three years in the period ended December 31, 1995, for the six months ended June 30, 1996 and for the period from July 1, 1996 through February 4, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RTI Business Systems, Inc. as of December 31, 1994 and 1995, June 30, 1996 and February 4, 1997 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, for the six months ended June 30, 1996 and for the period from July 1, 1996 through February 4, 1997 in conformity with generally accepted accounting principles.

     As discussed in Note 8 to the financial statements, on February 4, 1997, the Company merged with a subsidiary of Medical Manager Corporation.

                                          COOPERS & LYBRAND L.L.P.

Tampa, Florida
February 28, 1997

                           RTI BUSINESS SYSTEMS, INC.

                                 BALANCE SHEETS

                                          DECEMBER 31,    DECEMBER 31,     JUNE 30,     FEBRUARY 4,
                                              1994            1995           1996          1997
                                              ASSETS
CURRENT ASSETS
  Cash and cash equivalents.............   $  25,349       $   28,851     $    5,473    $    72,600
  Accounts receivable...................     236,802          347,725        283,744        252,636
  Inventory.............................           0           29,274         32,384        115,014
  Prepaid expenses and other current
     assets.............................      26,453           20,437          9,177         47,557
  Deferred income taxes.................     108,982          212,456        262,456        112,456
                                           ---------       ----------     ----------    -----------
          Total current assets..........     397,586          638,743        593,234        600,263
PROPERTY AND EQUIPMENT, net.............     143,895          335,951        494,207        590,462
OTHER ASSETS............................           0                0              0         82,281
                                           ---------       ----------     ----------    -----------
          Total assets..................   $ 541,481       $  974,694     $1,087,441    $ 1,273,006
                                           =========       ==========     ==========    ===========

                               LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
  Current maturities of long-term
     obligations........................   $ 156,934       $  282,460     $  467,146    $         0
  Accounts payable and accrued
     liabilities........................     391,619          355,947        399,032        841,195
  Customer deposits and deferred
     maintenance revenue................     307,464          530,066        379,541        868,185
  Income taxes payable..................     103,608          233,097        200,626        114,446
                                           ---------       ----------     ----------    -----------
          Total current liabilities.....     959,625        1,401,570      1,446,345      1,823,826
LONG-TERM OBLIGATIONS, net of current
  maturities............................       3,895           99,950        130,664              0
DUE TO AFFILIATED COMPANIES.............           0                0              0        585,657
                                           ---------       ----------     ----------    -----------
          Total liabilities.............     963,520        1,501,520      1,577,009      2,409,483
                                           ---------       ----------     ----------    -----------
Commitments and Contingencies (Notes 6
  and 8)
STOCKHOLDERS' DEFICIT
  Common stock, no par value, 200 shares
     authorized, issued and
     outstanding........................     102,000          102,000        102,000        102,000
  Accumulated deficit...................    (524,039)        (628,826)      (591,568)    (1,238,477)
                                           ---------       ----------     ----------    -----------
          Total stockholders' deficit...    (422,039)        (526,826)      (489,568)    (1,136,477)
                                           ---------       ----------     ----------    -----------
          Total liabilities and
            stockholders' deficit.......   $ 541,481       $  974,694     $1,087,441    $ 1,273,006
                                           =========       ==========     ==========    ===========

                See accompanying notes to financial statements.

                           RTI BUSINESS SYSTEMS, INC.

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                                                                           SIX MONTHS     PERIOD FROM
                                          YEARS ENDED DECEMBER 31,           ENDED        JULY 1, 1996
                                    ------------------------------------    JUNE 30,        THROUGH
                                       1993         1994         1995         1996      FEBRUARY 4, 1997
Revenue
  Systems.........................  $1,645,102   $2,242,200   $2,712,211   $1,301,127     $ 1,566,435
  Maintenance and other...........   1,401,533    2,085,244    2,241,440    1,731,903       2,129,188
                                    ----------   ----------   ----------   ----------     -----------
          Total revenue...........   3,046,635    4,327,444    4,953,651    3,033,030       3,695,623
                                    ----------   ----------   ----------   ----------     -----------
Cost of revenue
  Systems.........................   1,372,675    1,334,929    1,486,156      603,239       1,203,827
  Maintenance and other...........   1,169,441    1,241,483    1,214,985    1,162,229       1,417,145
                                    ----------   ----------   ----------   ----------     -----------
          Total costs of
            revenue...............   2,542,116    2,576,412    2,701,142    1,765,468       2,620,972
                                    ----------   ----------   ----------   ----------     -----------
               Gross margin.......     504,519    1,751,032    2,252,509    1,267,562       1,074,651
                                    ----------   ----------   ----------   ----------     -----------
Operating expenses
  Selling, general and
     administrative...............     925,189    1,710,987    2,268,533    1,164,657       1,465,734
  Depreciation and amortization...      55,434       46,777       58,057       45,724          67,008
                                    ----------   ----------   ----------   ----------     -----------
     Total operating expenses.....     980,623    1,757,764    2,326,590    1,210,381       1,532,742
                                    ----------   ----------   ----------   ----------     -----------
          Income (loss) from
            operations............    (476,104)      (6,732)     (74,081)      57,181        (458,091)
Other income (expense)
  Interest expense................     (32,928)     (19,988)     (33,326)     (19,923)        (38,818)
  Other...........................           0      (27,746)       2,620            0               0
                                    ----------   ----------   ----------   ----------     -----------
Income before income taxes........    (509,032)     (54,466)    (104,787)      37,258        (496,909)
Income taxes......................           0            0            0            0        (150,000)
                                    ----------   ----------   ----------   ----------     -----------
          Net income (loss).......    (509,032)     (54,466)    (104,787)      37,258        (646,909)
Retained earnings (accumulated
  deficit):
  Beginning of period.............      39,459     (469,573)    (524,039)    (628,826)       (591,568)
                                    ----------   ----------   ----------   ----------     -----------
  End of period...................  $ (469,573)  $ (524,039)  $ (628,826)  $ (591,568)    $(1,238,477)
                                    ==========   ==========   ==========   ==========     ===========

                See accompanying notes to financial statements.

                           RTI BUSINESS SYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                  SIX MONTHS      PERIOD FROM
                                                  YEARS ENDED DECEMBER 31,          ENDED        JULY 1, 1996
                                              ---------------------------------    JUNE 30,         THROUGH
                                                1993        1994        1995         1996      FEBRUARY 4, 1997
Cash flows from operating activities:
  Net income (loss).........................  $(509,032)  $ (54,466)  $(104,787)  $  37,258        $(646,909)
  Adjustments to reconcile net income to net
    cash provided by operating activities:
    Depreciation............................     55,434      46,777      58,057      45,724           67,008
    Deferred income taxes...................    (51,642)    (57,340)   (103,474)    (50,000)         150,000
    Loss on sale of property and
      equipment.............................          0      27,746      13,110           0                0
  Changes in assets and liabilities:
    Accounts receivable.....................     66,795    (160,167)   (110,923)     63,981           31,108
    Inventory...............................    121,998           0     (29,274)     (3,110)         (82,630)
    Prepaid expenses and other current
      assets................................     12,170     (16,009)      6,016      11,260          (38,380)
    Other assets............................          0           0           0           0          (82,281)
    Accounts payable and accrued
      liabilities...........................     16,864     245,366     (35,672)     43,085          442,163
    Customer deposits and deferred
      maintenance revenue...................    517,699     (97,275)    222,602    (150,525)         488,644
    Income taxes payable....................     50,000      53,152     129,489     (32,471)         (86,180)
                                              ---------   ---------   ---------   ---------        ---------
         Net cash provided by (used in)
           operating activities.............    280,286     (12,216)     45,144     (34,798)         242,543
                                              ---------   ---------   ---------   ---------        ---------
Cash flow from investing activities:
  Purchases of property and equipment.......    (51,055)    (73,540)   (226,023)   (203,980)        (163,263)
  Proceeds on sale of property and
    equipment...............................          0      50,963           0           0
                                              ---------   ---------   ---------   ---------        ---------
         Net cash used in investing
           activities.......................    (51,055)    (22,577)   (226,023)   (203,980)        (163,263)
                                              ---------   ---------   ---------   ---------        ---------
Cash flow from financing activities:
  Proceeds from issuance of long-term
    obligations.............................    100,000     200,000     365,000     238,845           50,000
  Payment on short-term and long-term
    obligations.............................   (421,333)   (189,169)   (180,619)    (23,445)        (647,810)
  Increase in due to affiliated companies...          0           0           0           0          585,657
  Capital contributions.....................    100,000           0           0           0                0
                                              ---------   ---------   ---------   ---------        ---------
         Net cash provided by (used in)
           financing activities.............   (221,333)     10,831     184,381     215,400          (12,153)
                                              ---------   ---------   ---------   ---------        ---------
Net change in cash and cash equivalents.....      7,898     (23,962)      3,502     (23,378)          67,127
Cash and cash equivalents:
  Beginning of period.......................     41,413      49,311      25,349      28,851            5,473
                                              ---------   ---------   ---------   ---------        ---------
  End of period.............................  $  49,311   $  25,349   $  28,851   $   5,473        $  72,600
                                              =========   =========   =========   =========        =========
Cash paid during the period for
  Interest..................................  $  32,928   $  19,988   $  33,326
                                              =========   =========   =========
  Income taxes..............................  $     456   $     731   $  10,846
                                              =========   =========   =========

                See accompanying notes to financial statements.

                           RTI BUSINESS SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.  ORGANIZATION AND OPERATIONS:

     RTI Business Systems, Inc. (the "Company") is a dealer for The Medical Manager physician practice management system that is sold to clients primarily in the upstate New York and New England areas of the United States.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Basis of Presentation. The financial statements of the Company as of February 4, 1997 and for the period from July 1, 1996 through February 4, 1997 are presented prior to its merger into a subsidiary of Medical Manager Corporation ("MMC"), which merger occurred following the close of business on February 4, 1997.

     Revenue Recognition. Revenue from the sale of systems is recognized when the system has been installed and the related client training has been completed. Amounts billed in advance of installation and pending completion of remaining significant obligations are deferred. Revenue from support and maintenance contracts is recognized as the services are performed ratably over the contract period, which typically does not exceed one year. Revenue from other services are recognized as they are provided. Certain expenses are allocated between the cost of sales for systems and maintenance and other based upon revenue, which basis management believes to be reasonable.

     Concentration of Credit Risk. Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. The Company's credit concentrations are limited due to the wide variety of customers in the health care industry and the geographic areas into which the Company's systems and services are sold.

     Cash and Cash Equivalents. For purposes of the statement of cash flows, the Company considers all highly liquid investments with maturity dates of three months or less when purchased to be cash equivalents.

     Property and Equipment. Property and equipment are stated at cost. Additions and major renewals are capitalized. Repairs and maintenance are charged to expense as incurred. Upon disposal, the related cost and accumulated depreciation are removed from the accounts, with the resulting gain or loss included in income. Depreciation is provided on accelerated methods over the estimated useful lives of the assets.

     Other Assets. Other assets include approximately $82,000 in costs incurred in connection with the initial public offering of common stock of MMC that have been deferred as of February 4, 1997. These costs will be offset against additional paid-in capital upon the consummation of the Company's merger into a subsidiary of Medical Manager Corporation. See Note 8.

     Income Taxes. Income taxes are provided under the liability method considering the tax effects of transactions reported in the financial statements that are different from the tax returns. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the underlying assets or liabilities are recovered or settled.

     Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates; however, management does not believe these differences would have a material effect on operating results.

     New Accounting Pronouncements. Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to be Disposed Of, is effective for years beginning after December 15, 1995. This Statement requires that long-lived assets and certain

                           RTI BUSINESS SYSTEMS, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED) intangibles to be held and used by the Company be reviewed for impairment. This pronouncement did not have a material impact on the financial statements of the Company.

     Reclassifications. Certain prior year amounts have been reclassified to conform to 1997 presentations.

3. PROPERTY AND EQUIPMENT:

     Property and equipment consisted of the following:

                                      DECEMBER 31,
                                ------------------------      JUNE 30,       FEBRUARY 4,
                                  1994           1995           1996            1997
Furniture and equipment.......  $ 113,028      $ 252,978      $ 254,906       $ 337,379
Computers.....................          0              0        155,586         211,195
Vehicles......................    203,960        290,903        337,369         345,125
                                ---------      ---------      ---------       ---------
                                  316,988        543,881        747,861         893,699
Less accumulated
  depreciation................   (173,093)      (207,930)      (253,654)       (303,237)
                                ---------      ---------      ---------       ---------
                                $ 143,895      $ 335,951      $ 494,207       $ 590,462
                                =========      =========      =========       =========

4. LONG TERM OBLIGATIONS:

     Long term obligations consisted of the following:

                                                     DECEMBER 31,   DECEMBER 31,   JUNE 30,
                                                         1994           1995         1996
Term note payable, bearing interest at prime plus
  1% (9 1/4% at September 30, 1996), with monthly
  payments of $2,085 plus interest through October
  1999, collateralized by accounts receivable,
  inventory and equipment and guaranteed by
  stockholders. The note contains certain financial
  restrictions and covenants as defined............                   $ 95,830     $  80,905
Term notes payable, bearing interest at prime plus
  1%, with various monthly payments totaling
  approximately $3,350 plus interest due through
  August 2001, collateralized by accounts
  receivable, inventory and property and equipment
  and guaranteed by stockholders...................    $ 25,829         36,580       166,905
Revolving line of credit, interest payable monthly
  at prime plus  3/4% (9% at September 30, 1996),
  principal due on demand, maturity date of
  October, 1996, collateralized by accounts
  receivable, inventory and equipment and
  guaranteed by stockholders.......................     135,000        250,000       350,000
                                                       --------       --------     ---------
          Total....................................     160,829        382,410       597,810
          Less portion due within one year.........     156,934        282,460      (467,146)
                                                       --------       --------     ---------
          Long term obligations, net of current
            maturities.............................    $  3,895       $ 99,950     $ 130,664
                                                       ========       ========     =========

                           RTI BUSINESS SYSTEMS, INC.

4. LONG TERM OBLIGATIONS: -- (CONTINUED)
     The carrying value approximates fair market value due to the short-term nature of the debt. See Note 8.

5. INCOME TAXES:

     Income taxes consisted of the following:

                                                                  SIX MONTHS     PERIOD FROM
                                   YEARS ENDED DECEMBER 31,         ENDED        JULY 1, 1996
                                -------------------------------    JUNE 30,        THROUGH
                                  1993       1994       1995         1996      FEBRUARY 4, 1997
Current
  Federal.....................  $ 46,623   $ 51,115   $  92,261    $ 45,000               0
  State.......................     5,019      6,225      11,213       5,000               0
                                --------   --------   ---------    --------        --------
                                  51,642     57,340     103,474      50,000               0
                                --------   --------   ---------    --------        --------
Deferred
  Federal.....................   (46,623)   (51,115)    (92,261)    (45,000)       $125,000
  State.......................    (5,019)    (6,225)    (11,213)     (5,000)         25,000
                                --------   --------   ---------    --------        --------
                                 (51,642)   (57,340)   (103,474)    (50,000)        150,000
                                --------   --------   ---------    --------        --------
                                $      0   $      0   $       0    $      0        $150,000
                                ========   ========   =========    ========        ========

     The significant components of the net deferred tax asset consisted of the following:

                                                                               PERIOD FROM
                                              DECEMBER 31,                     JULY 1, 1996
                                          ---------------------   JUNE 30,       THROUGH
                                            1994        1995        1996     FEBRUARY 4, 1997
Bad debts...............................  $  17,000   $  21,000   $ 14,000      $   5,000
Deferred revenue........................    125,000     230,000    226,000        262,000
Inventory valuations....................     64,000      34,000
Loss carryforwards......................                            71,000        232,000
Other...................................     20,982      41,456        456            456
                                          ---------   ---------   --------      ---------
                                            226,982     326,456    311,456        499,456
Valuation allowance.....................   (118,000)   (114,000)   (49,000)      (387,000)
                                          ---------   ---------   --------      ---------
Net deferred tax asset..................  $ 108,982   $ 212,456   $262,456      $ 112,456
                                          =========   =========   ========      =========

     The Company provides a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. At February 4, 1997, the Company established a valuation allowance of $387,000. This results in an increase in the valuation allowance from June 30, 1996 of $338,000.

                           RTI BUSINESS SYSTEMS, INC.

5. INCOME TAXES: -- (CONTINUED)
     The following table summarizes the principal differences between income taxes at the federal statutory rate and the effective income tax amounts reflected in the financial statements:

                                                                            SIX MONTHS     PERIOD FROM
                                            YEARS ENDED DECEMBER 31,          ENDED        JULY 1, 1996
                                        ---------------------------------    JUNE 30,        THROUGH
                                          1993        1994        1995         1996      FEBRUARY 4, 1997
Statutory tax (benefit)...............  $(173,000)  $ (19,000)  $ (36,000)   $ 13,000       $(168,000)
State taxes, net of federal benefit...    (20,000)     (2,000)     (4,000)      1,000         (20,000)
Effect of graduated tax brackets......     (1,000)     (6,000)    (11,000)
Tax contingency.......................     50,000      50,000      50,000      50,000
Change in valuation allowance.........    142,000     (24,000)     (4,000)    (65,000)        338,000
Other.................................      2,000       1,000       5,000       1,000               0
                                        ---------   ---------   ---------    --------       ---------
                                        $       0   $       0   $       0    $      0       $ 150,000
                                        =========   =========   =========    ========       =========

     At February 4, 1997, the Company had an estimated net operating loss carryforward of approximately $600,000, the use of which is limited to the Company's future taxable income. The estimated net operating loss will expire in the year 2012.

6.  COMMITMENTS AND CONTINGENCIES:

     The Company leases its office facilities under operating leases. Future minimum rental commitments under the noncancelable operating leases are approximately as follows:

              TWELVE MONTHS ENDING FEBRUARY 4:
          1998..............................................  $  320,000
          1999..............................................     225,000
          2000..............................................     225,000
          2001..............................................     246,000
          2002..............................................     154,000
                                                              ----------
                    Total...................................  $1,170,000
                                                              ==========

     Rent expense was approximately $139,000, $240,000, $187,000, $107,000, and
$190,000 for 1993, 1994 and 1995, for the six months ended June 30, 1996 and for the period from July 1, 1996 through February 4, 1997, respectively.

7.  RETIREMENT PLANS:

     The Company has a non-contributory profit sharing plan covering substantially all full-time employees effective January 1995. The Company contributes a matching 25% of the first six percent of employee contributions. Contributions are made at the discretion of the Board of Directors. Total expense amounted to approximately $19,000 for 1995, $10,000 for the six months ended June 30, 1996 and $17,000 for the period from July 1, 1996 through February 4, 1997, respectively.

8.  SUBSEQUENT EVENTS:

     Following the close of business on February 4, 1997, the Company merged into a subsidiary of Medical Manager Corporation ("MMC"). All outstanding shares of the Company's common stock were exchanged for cash and shares of MMC's common stock upon the consummation of the initial public offering of the common stock of MMC. The Company received $585,657 in advances from one of the other companies merging with MMC. The funds were used for the repayment of debt.

                           RTI BUSINESS SYSTEMS, INC.

8.  SUBSEQUENT EVENTS: -- (CONTINUED)
     Purchases of software from one of the other companies which have also entered into definitive merger agreements with MMC totaled approximately $265,000, $275,000, $371,000, $190,000 and $233,000 for 1993, 1994 and 1995, for
the six months ended June 30, 1996 and for the period from July 1, 1996 through February 4, 1997.

     In the course of MMC's consolidation efforts, MMC undertook preliminary discussions with certain dealers of The Medical Manager practice management system to determine their suitability to be acquired by MMC in connection with the proposed transactions. On January 7, 1997, two affiliated dealers, Computer Clinic, Inc. and Command Solutions, Inc. (collectively, "CCI"), and CCI's President filed suit in the Supreme Court of the State of New York, Westchester County against MMC, each of the Founding Companies and certain principals thereof alleging in five separate causes of action, among other things, breach of contract, fraud, misrepresentation, tortious interference and anti-competitive and predatory practices arising out of the decision not to include CCI as one of the Founding Companies. In connection with three of the five causes of action brought by CCI, CCI seeks damages in excess of $11.0 million for each such cause of action. CCI seeks damages in excess of $12.0 million in connection with the fourth cause of action and damages in an amount to be determined at trial in connection with the fifth cause of action. On February 5, 1997, the defendants removed the action to the United States District Court for the Southern District of New York. Plaintiffs moved to remand the action to the Supreme Court of the State of New York, Westchester County, which motion was subsequently granted by the Court. MMC has agreed to indemnify all of the other defendants for any liability, obligation or claim arising out of this action, including the costs of defending against this action and any settlement costs incurred in connection therewith. MMC, its subsidiaries and such principals intend to defend vigorously against this action.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
National Medical Systems, Inc.

     We have audited the accompanying consolidated balance sheets of National Medical Systems, Inc. as of December 31, 1994 and 1995, June 30, 1996 and February 4, 1997 and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the four months ended December 31, 1994, the year ended December 31, 1995, the six months ended June 30, 1996 and for the period from July 1, 1996 through February 4, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of National Medical Systems, Inc. as of December 31, 1994 and 1995, June 30, 1996 and February 4, 1997 and the consolidated results of its operations and its cash flows for the four months ended December 31, 1994, the year ended December 31, 1995, the six months ended June 30, 1996 and for the period from July 1, 1996 through February 4, 1997 in conformity with generally accepted accounting principles.

     As discussed in Note 11 to the financial statements on February 4, 1997, the Company merged with a subsidiary of Medical Manager Corporation.

                                          COOPERS & LYBRAND L.L.P.

Tampa, Florida
February 28, 1997

                         NATIONAL MEDICAL SYSTEMS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                 DECEMBER 31,   DECEMBER 31,    JUNE 30,    FEBRUARY 4,
                                                     1994           1995          1996         1997
                                                ASSETS
CURRENT ASSETS
  Cash and cash equivalents....................   $        0     $        0    $   78,948   $ 2,218,781
  Accounts receivable..........................       66,271        223,446       983,069       989,644
  Inventory....................................       51,280         73,925        49,568       410,270
  Prepaid expenses and other current assets....          182         12,000             0        31,644
                                                  ----------     ----------    ----------   -----------
          Total current assets.................      117,733        309,371     1,111,585     3,650,339
PROPERTY AND EQUIPMENT, net....................       85,615        199,797       368,653       493,510
GOODWILL AND OTHER INTANGIBLES, net............      211,609         80,201     2,753,593     6,141,498
DUE FROM RELATED PARTIES.......................            0              0             0     6,693,314
OTHER ASSETS...................................        3,586          5,184        11,084       202,013
                                                  ----------     ----------    ----------   -----------
          Total................................   $  418,543     $  594,553    $4,244,915   $17,180,674
                                                  ==========     ==========    ==========   ===========

              LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
  Current maturities of long-term
     obligations...............................   $   74,930     $  261,580    $1,274,701   $   158,500
  Accounts payable and accrued liabilities.....      113,174        184,214       729,219     2,207,052
  Customer deposits and deferred maintenance
     revenue...................................      220,627        338,075       875,857     1,870,667
                                                  ----------     ----------    ----------   -----------
          Total current liabilities............      408,731        783,869     2,879,777     4,236,219
LONG-TERM OBLIGATIONS, net of current
  maturities...................................       76,860         40,768       800,660             0
DUE TO RELATED PARTIES.........................            0              0             0     1,030,000
SUBORDINATED NOTES PAYABLE.....................            0              0       292,500             0
                                                  ----------     ----------    ----------   -----------
          Total liabilities....................      485,591        824,637     3,972,937     5,266,219
                                                  ----------     ----------    ----------   -----------
REDEEMABLE PREFERRED STOCK.....................            0              0       500,000             0
                                                  ----------     ----------    ----------   -----------
Commitments and contingencies (Notes 10 and
  11)..........................................
STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock, $0.01 par value, 25,000,000
     shares authorized.........................       56,570         62,566        68,566       162,855
  Additional paid-in capital...................      203,430        248,503       790,003    13,636,714
  Accumulated deficit..........................     (327,048)      (541,153)   (1,086,591)   (1,885,114)
                                                  ----------     ----------    ----------   -----------
          Total stockholders' equity
            (deficit)..........................      (67,048)      (230,084)     (228,022)   11,914,455
                                                  ----------     ----------    ----------   -----------
          Total................................   $  418,543     $  594,553    $4,244,915   $17,180,674
                                                  ==========     ==========    ==========   ===========

          See accompanying notes to consolidated financial statements.

                         NATIONAL MEDICAL SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                          PERIOD FROM
                                              FOUR MONTHS                   SIX MONTHS    JULY 1, 1996
                                                 ENDED        YEAR ENDED      ENDED         THROUGH
                                              DECEMBER 31,   DECEMBER 31,    JUNE 30,     FEBRUARY 4,
                                                  1994           1995          1996           1997
Revenue
  Systems...................................   $ 155,771      $1,516,022    $1,489,054     $2,601,473
  Maintenance and other.....................      85,337         614,487       959,823      2,458,997
                                               ---------      ----------    ----------     ----------
          Total revenue.....................     241,108       2,130,509     2,448,877      5,060,470
                                               ---------      ----------    ----------     ----------
Cost of revenue
  Systems...................................     147,490       1,129,059     1,189,960      1,785,368
  Maintenance and other.....................     155,655         595,692       664,426      1,540,930
                                               ---------      ----------    ----------     ----------
          Total costs of revenue............     303,145       1,724,751     1,854,386      3,326,298
                                               ---------      ----------    ----------     ----------
          Gross margin (loss)...............     (62,037)        405,758       594,491      1,734,172
                                               ---------      ----------    ----------     ----------
Operating expenses
  Selling, general and administrative.......     201,254         395,523       613,874      1,170,994
  Research and development..................           0               0       262,855        244,863
  Restructuring charges.....................           0               0             0        647,500
  Depreciation and amortization.............      60,113         196,838       189,854        258,245
                                               ---------      ----------    ----------     ----------
          Total operating expenses..........     261,367         592,361     1,066,583      2,321,602
                                               ---------      ----------    ----------     ----------
          Loss from operations..............    (323,404)       (186,603)     (472,092)      (587,430)
Other expense
  Interest expense..........................      (3,644)        (27,502)      (73,346)      (211,093)
                                               ---------      ----------    ----------     ----------
          Net loss..........................   $(327,048)     $ (214,105)   $ (545,438)    $ (798,523)
                                               =========      ==========    ==========     ==========

          See accompanying notes to consolidated financial statements.

                         NATIONAL MEDICAL SYSTEMS, INC.

      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                                         COMMON STOCK        ADDITIONAL
                                     ---------------------     PAID IN     ACCUMULATED
                                       SHARES      AMOUNT      CAPITAL       DEFICIT        TOTAL
Formation of company...............   5,657,000   $ 56,570   $   203,430                 $   260,000
Net loss...........................                                        $  (327,048)     (327,048)
                                     ----------   --------   -----------   -----------   -----------
Balance December 31, 1994..........   5,657,000     56,570       203,430      (327,048)      (67,048)
Capital contributions..............                               45,000                      45,000
Stock issued for compensation......     599,642      5,997            73                       6,069
Net loss...........................                                           (214,105)     (214,105)
                                     ----------   --------   -----------   -----------   -----------
Balance December 31, 1995..........   6,256,642     62,566       248,503      (541,153)     (230,084)
Stock issued for acquisition.......     600,000      6,000        54,000                      60,000
Warrants issued....................                               20,000                      20,000
Capital contributions..............                              467,500                     467,500
Net loss...........................                                           (545,438)     (545,438)
                                     ----------   --------   -----------   -----------   -----------
Balance June 30, 1996..............   6,856,642     68,566       790,003    (1,086,591)     (228,022)
Net loss...........................                                           (798,523)     (798,523)
Sale of common stock...............   8,575,596     85,756    11,855,244                  11,941,000
Capital contribution...............                              300,000                     300,000
Conversion of preferred stock......     533,250      5,333       494,667                     500,000
Conversion of notes payable........     320,000      3,200       196,800                     200,000
                                     ----------   --------   -----------   -----------   -----------
Balance February 4, 1997...........  16,285,488   $162,855   $13,636,714   $(1,885,114)  $11,914,455
                                     ==========   ========   ===========   ===========   ===========

          See accompanying notes to consolidated financial statements.

                         NATIONAL MEDICAL SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                    FOUR MONTHS                   SIX MONTHS      PERIOD FROM
                                                       ENDED        YEAR ENDED       ENDED        JULY 1, 1996
                                                    DECEMBER 31,   DECEMBER 31,    JUNE 30,         THROUGH
                                                        1994           1995          1996       FEBRUARY 4, 1997
Cash flows from operating activities:
  Net loss........................................   $(327,048)     $(214,105)    $  (545,438)    $  (798,523)
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization.................      60,113        196,838         189,854         258,245
    Stock issued for compensation.................           0          6,069               0               0
  Changes in assets and liabilities, net of
    effects from acquisitions:
    Accounts receivable...........................     (66,271)      (157,175)       (446,895)        252,539
    Inventory.....................................     (51,280)       (22,645)         43,723         (33,855)
    Prepaid expenses and other assets.............      (3,768)       (13,416)         16,804        (210,573)
    Accounts payable and accrued liabilities......     113,174         71,040          22,254       1,477,833
    Customer deposits and deferred maintenance
      revenue.....................................     220,627        117,448         283,582         464,514
                                                     ---------      ---------     -----------     -----------
         Net cash provided by (used in) operating
           activities.............................     (54,453)       (15,946)       (436,116)      1,410,180
                                                     ---------      ---------     -----------     -----------
Cash flow from investing activities:
  Purchases of property and equipment.............     (32,670)      (152,183)        (78,552)       (102,193)
  Payments for acquisitions made, net of assets
    acquired......................................    (150,000)             0        (569,434)       (736,479)
                                                     ---------      ---------     -----------     -----------
         Net cash used in investing activities....    (182,670)      (152,183)       (647,986)       (838,672)
                                                     ---------      ---------     -----------     -----------
Cash flow from financing activities:
  Proceeds from issuance of long-term
    obligations...................................           0        200,000         684,799       1,254,256
  Payment on long-term obligations................     (22,877)       (76,871)       (509,249)     (5,513,617)
  Increase in due from affiliates.................           0              0               0      (6,693,314)
  Proceeds from issuance of common stock..........                                                 12,521,000
  Proceeds from issuance of redeemable preferred
    stock.........................................           0              0         500,000               0
  Capital contributions...........................     260,000         45,000         487,500               0
                                                     ---------      ---------     -----------     -----------
         Net cash provided by financing
           activities.............................     237,123        168,129       1,163,050       1,568,325
                                                     ---------      ---------     -----------     -----------
         Net change in cash and cash
           equivalents............................           0              0          78,948       2,139,833
Cash and cash equivalents:
  Beginning of period.............................           0              0               0          78,948
                                                     ---------      ---------     -----------     -----------
  End of period...................................   $       0      $       0     $    78,948     $ 2,218,781
                                                     =========      =========     ===========     ===========
Cash paid for interest:...........................   $   3,645      $  27,502
                                                     =========      =========
Details of acquisitions:
  Fair value of assets............................   $ 150,000              0     $ 3,190,537     $ 4,266,775
  Liabilities assumed.............................           0              0      (1,457,354)       (530,296)
  Less common stock and debt issued...............           0              0      (1,129,139)     (3,000,000)
                                                     ---------      ---------     -----------     -----------
  Cash paid.......................................     150,000              0         604,044         736,479
  Less cash acquired..............................           0              0         (34,610)              0
                                                     ---------      ---------     -----------     -----------
  Net cash paid for acquisitions..................   $ 150,000              0     $   569,434     $   736,479
                                                     =========      =========     ===========     ===========

          See accompanying notes to consolidated financial statements.

                         NATIONAL MEDICAL SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION AND OPERATIONS:

     National Medical Systems, Inc. ("NMS") and Preferred System Solutions, Inc. (collectively, the "Company") are dealers for The Medical Manager physician practice management system that is sold to clients in the Southeast, Midwest and Southwest parts of the United States. NMS commenced operations in September 1994.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Basis of Presentation. The financial statements of the Company as of February 4, 1997 and for the period from July 1, 1996 through February 4, 1997 are presented prior to its merger into a subsidiary of Medical Manager Corporation ("MMC"), which merger occurred following the close of business on February 4, 1997.

     Principles of Consolidation. The financial statements include the accounts of NMS and its wholly owned subsidiary, Preferred System Solutions, Inc., since its acquisition in March 1996. All material intercompany accounts and transactions have been eliminated.

     Revenue Recognition. Revenue from the sale of systems is recognized when the system has been installed and the related client training has been completed. Amounts billed in advance of installation and pending completion of remaining significant obligations are deferred. Revenue from support and maintenance contracts is recognized as the services are performed ratably over the contract period, which typically does not exceed one year. Revenue from other services is recognized as the services are provided. Certain expenses are allocated between the cost of sales for systems and maintenance and other based upon revenue, which basis management believes to be reasonable.

     Concentration of Credit Risk. Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. The Company's credit concentrations are limited due to the wide variety of customers in the health care industry and the geographic areas into which the Company's systems and services are sold.

     Cash and Cash Equivalents. For purposes of the statement of cash flows, the Company considers all highly liquid investments with maturity dates of three months or less when purchased to be cash equivalents.

     Inventory. Inventory primarily consists of computers, peripheral equipment and replacement parts. Inventory cost is accounted for on the first-in, first-out basis and reported at the lower of cost or market.

     Property and Equipment. Property and equipment are stated at cost. Additions and major renewals are capitalized. Repairs and maintenance are charged to expense as incurred. Upon disposal, the related cost and accumulated depreciation are removed from the accounts, with the resulting gain or loss included in income. Depreciation is provided principally on accelerated methods over the estimated useful lives of the assets.

     Goodwill and Other Intangibles. Goodwill and other intangibles consist of covenants not to compete and goodwill arising from business acquisitions. These intangible assets are being amortized over periods ranging from two to 20 years.

     Other Assets. Other assets include approximately $174,000 in costs incurred in connection with the initial public offering of common stock of MMC that have been deferred as of February 4, 1997. These costs will be offset against additional paid-in capital upon the consummation of the Company's merger into a subsidiary of Medical Manager Corporation. See Note 11.

     Research and Development. Software development costs are included in research and development and are expensed as incurred. Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," requires the capitalization of certain software development costs once technological feasibility is established. The capitalized cost is then

                         NATIONAL MEDICAL SYSTEMS, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED) amortized over the estimated product life. To date, the period between achieving technological feasibility and the general availability of such software has been short and software development costs qualifying for capitalization have been insignificant.

     Income Taxes. Income taxes are provided under the liability method considering the tax effects of transactions reported in the financial statements that are different from the tax return. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will be either taxable or deductible when the underlying assets or liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance for the estimated amounts of tax benefits not likely to be realized.

     Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates; however, management does not believe these differences would have a material effect on operating results.

     New Accounting Pronouncements. SFAS No. 121, Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to be Disposed Of, is effective for years beginning after December 15, 1995. This Statement requires that long-lived assets and certain intangibles to be held and used by the Company be reviewed for impairment. This pronouncement did not have a material impact on the financial statements of the Company.

     Reclassifications. Certain prior year amounts have been reclassified to conform to 1997 presentations.

3.  ACQUISITIONS:

     During the six months ended June 30, 1996 and the period from July 1, 1996 through February 4, 1997, the Company made four acquisitions set forth below, each of which has been accounted for as a purchase. The consolidated financial statements include the operating results of each business from the date of acquisition.

     The Company acquired in January, 1996, substantially all of the business assets of GBP With Excellence, Inc., a Medical Manager independent dealer in central Florida. Total consideration was $2,321,000, of which approximately $1,825,000 has been assigned to excess of purchase price over net assets of the business acquired as goodwill, which is being amortized on a straight-line basis over 20 years.

     On the basis of the pro forma consolidation of the results of operations as if the acquisition had taken place at the beginning of 1995 rather than in January 1996, consolidated net sales would have been $4,692,000 for 1995 and the consolidated pro forma net loss would have been approximately $293,000. Such pro forma amounts are not necessarily indicative of what the actual consolidated results of operations might have been if the acquisition had been effective at the beginning of 1995.

     The Company also acquired in March, 1996, Preferred System Solutions, Inc., a Medical Manager independent dealer in Oklahoma and Kansas. Total consideration was $50,000 and 600,000 shares of the Company's common stock valued at $60,000 by independent appraisal for purposes of accounting for the transaction. The excess of the purchase price over the net liabilities assumed was approximately $718,000 and has been recorded as goodwill, which is being amortized on a straight-line basis over 20 years. Pro forma results of operations have not been presented because the effects of this acquisition were not significant.

     In September, 1996, the Company acquired substantially all of the operating assets of Schutzman Medical Systems, Inc., a Medical Manager independent dealer in Dallas, Texas for $380,000. The purchase

                         NATIONAL MEDICAL SYSTEMS, INC.

3.  ACQUISITIONS: -- (CONTINUED)
price was paid by an affiliated company. Pro forma results of operations have not been presented because the results of this acquisition were not significant.

     On December 31, 1996, the Company acquired the Medical Manager Division (the "Division") of Medix, Inc., a wholly owned subsidiary of Blue Cross and Blue Shield of New Jersey, Inc. NMS issued to Medix a note for approximately $2.1 million, representing the balance of the $3,200,000 purchase price after giving effect to a $500,000 deposit made by NMS and approximately $515,000 in management fees owed to the Company by Medix. The Company was given a credit of approximately $80,000 on such $2,100,000 million note representing the cash in Medix's bank accounts relating to the Division of the time of such closing. In addition, cash collections of approximately $660,000 of Medix accounts receivable relating to the Division from January 1, 1997 through February 4, 1997 were deposited in a Medix bank account and applied against the amount owed by the Company on such note.

     On the basis of the pro forma consolidation of the results of operations as if the acquisition had taken place at the beginning of the period from July 1, 1996 through February 4, 1997 rather than on December 31, 1996, consolidated net sales would have been approximately $7,187,000 for the period and the consolidated pro forma net loss would have been approximately $324,000. Such pro forma amounts are not necessarily indicative of what the actual consolidated results of operations might have been if the acquisition had been effective at the beginning of the period from July 1, 1996 through February 4, 1997.

4.  PROPERTY AND EQUIPMENT:

     Property and equipment consisted of the following:

                                           DECEMBER 31,
                                       --------------------    JUNE 30,     FEBRUARY 4,
                                         1994        1995        1996          1997
Furniture and equipment..............  $ 35,074    $ 88,282    $128,477      $ 219,637
Computers............................    66,937     191,813     372,019        620,634
                                       --------    --------    --------      ---------
                                        102,011     280,095     500,496        840,271
Less accumulated depreciation........   (16,397)    (80,298)   (131,843)      (346,761)
                                       --------    --------    --------      ---------
                                       $ 85,615    $199,797    $368,653      $ 493,510
                                       ========    ========    ========      =========

     Depreciation expense was approximately $16,400, $65,700, $49,000 and $100,000 for 1994 and 1995, for the six months ended June 30, 1996 and for the period from July 1, 1996 through February 4, 1997, respectively.

5.  LONG TERM OBLIGATIONS:

     Long term obligations consisted of the following:

                                                       DECEMBER 31,
                                                    -------------------    JUNE 30,     FEBRUARY 4,
                                                      1994       1995        1996          1997
Revolving line of credit, $500,000 available
  principal, monthly interest at prime plus 1%,
  (9 1/4% at June 30, 1996) principal due on
  demand, collateralized by accounts receivable
  and other assets, guaranteed by two of the
  Company's stockholders..........................                        $  308,014
Revolving line of credit, monthly interest at
  prime plus 2% (9 1/4% at June 30, 1996),
  principal due on demand, collateralized by
  accounts receivable and other assets, guaranteed
  by two of the Company's stockholders............                           196,597

                         NATIONAL MEDICAL SYSTEMS, INC.

5.  LONG TERM OBLIGATIONS: -- (CONTINUED)

                                                       DECEMBER 31,
                                                    -------------------    JUNE 30,     FEBRUARY 4,
                                                      1994       1995        1996          1997
Note payable, interest at prime plus 1% (9 1/4% at
  June 30, 1996), collateralized by certain
  assets, guaranteed by two of the Company's
  stockholders, $1,800 monthly interest and
  principal payments through 2000.................                        $   66,676
Notes payable due on demand, interest at 12%
  annually unsecured, $200,000 convertible into
  320,000 shares of common stock of the Company,
  interest payable monthly........................             $200,000      300,000
Note payable, monthly payments of $4,057 with
  interest at 9%, balloon payment of $202,070 due
  1998, unsecured, guaranteed by two of the
  Company's stockholders..........................                    0      247,814
Note payable, monthly interest at 8%, principal
  due in two equal annual installments, guaranteed
  by two of the Company's stockholders, $5,100
  monthly interest and principal payment..........                    0      613,046
Note payable, annual interest at 8%, due $40,000
  in 1997 and $40,000 in 1998, unsecured..........                    0       80,000
Note payable to stockholder, due on demand,
  monthly interest at prime plus  1/2% (8 3/4% at
  June 30, 1996), unsecured.......................                    0       50,000
Non-compete agreements due in various monthly
  amounts through 1998............................  $ 92,290     36,916      109,229    $   58,500
Other.............................................    59,500     65,432      103,985       100,000
                                                    --------   --------   ----------    ----------
          Total...................................   151,790    302,348    2,075,361       158,500
          Less portion due within one year........    74,930    261,580    1,274,701       158,500
                                                    --------   --------   ----------    ----------
          Long term obligations, net of current
            maturities............................  $ 76,860   $ 40,768   $  800,660    $        0
                                                    ========   ========   ==========    ==========

     The carrying value approximates fair market value due to the short-term nature of the debt.

6.  SUBORDINATED NOTES PAYABLE:

     In conjunction with the issuance of the subordinated notes payable, the Company also issued warrants to acquire 560,000 shares of the Company's common stock for $.10 per share and supplemental warrants to acquire up to an additional 560,000 shares, exercisable if the subordinated notes were not repaid by a certain date. The warrants were valued at $20,000.

     Included above are primary and supplemental warrants to purchase 700,000 shares of NMS common stock issued in January 1996 to two of the Company's principal stockholders in conjunction with the issuance of subordinated promissory notes totaling $467,500. These promissory notes were subsequently contributed as additional paid in capital by the stockholders with the warrants remaining in effect.

     Warrants to acquire an aggregate of 910,000 shares were exercised prior to February 4, 1997.

                         NATIONAL MEDICAL SYSTEMS, INC.

7.  REDEEMABLE PREFERRED STOCK:

     During the six months ended June 30, 1996 the Company issued 100,000 shares of convertible redeemable preferred stock with a par value of $1.00 for $500,000. The preferred stock carries a dividend rate of 8% from and after January 1, 1997. The holders may request the Company to redeem the stock at the stated value on or after January 1, 1997. The preferred stock was converted into 533,250 shares of common stock of the Company on February 4, 1997.

8.  STOCKHOLDERS' EQUITY:

     In January 1996, the Company's Articles of Incorporation were amended to increase the authorized common stock of the Company from 10,000 shares to 25,000,000 shares. In addition, a 5,657 for 1 split of the Company's common stock was effected, increasing the number of issued and outstanding shares of common stock to 6,256,642. All share information has been restated to give retroactive effect to the stock split for all periods presented.

     In connection with the merger described in Note 11, the Company sold 7,665,596 shares of its common stock to Electronic Data Systems Corporation ("EDS"). Pursuant to a Stock Purchase Agreement among the Company, EDS and MMC (the "Stock Purchase Agreement"), EDS purchased a number of shares of common stock of the Company that, upon consummation of the merger, resulted in the acquisition by EDS of 1,221,896 shares of Common Stock of MMC for an aggregate price of $12,500,000 and a price per share equal to 93% of the initial public offering price of $11.00.

9.  INCOME TAXES:

     The tax effected amounts of temporary differences consisted of the following:

                                                                                     PERIOD FROM
                                          FOUR MONTHS                   SIX MONTHS   JULY 1, 1996
                                             ENDED        YEAR ENDED      ENDED        THROUGH
                                          DECEMBER 31,   DECEMBER 31,    JUNE 30,    FEBRUARY 4,
                                              1994           1995          1996          1997
Current
  Deferred tax assets
     Deferred revenue...................    $ 57,350      $  48,840     $ 126,540      $ 282,000
     Inventory..........................                     21,460        21,460         21,460
     Bad debts..........................       1,577         22,200        21,090         89,090
     Valuation allowance................     (58,927)       (92,500)     (169,090)      (392,550)
                                            --------      ---------     ---------      ---------
          Total current deferred tax
            asset.......................    $      0      $       0     $       0      $       0
                                            ========      =========     =========      =========
Non-current
  Deferred tax asset
     Net operating loss.................    $ 40,700      $  55,870     $ 155,770      $ 191,770
     Other assets.......................      16,923         47,360        65,490         83,030
     Valuation allowance................     (57,623)      (103,230)     (221,260)      (274,800)
                                            --------      ---------     ---------      ---------
          Total non-current deferred
            tax asset...................    $      0      $       0     $       0      $       0
                                            ========      =========     =========      =========

     The Company provides a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. At February 4, 1997, the Company established a valuation allowance of $667,350. The result is an increase of $277,000 in the valuation allowance from June 30, 1996.

                         NATIONAL MEDICAL SYSTEMS, INC.

9.  INCOME TAXES: -- (CONTINUED)
     The following table summarizes the principal differences between income tax benefits at the Federal statutory rate and the effective income tax amounts reflected in the financial statements.

                                                                                     PERIOD FROM
                                          FOUR MONTHS                   SIX MONTHS   JULY 1, 1996
                                             ENDED        YEAR ENDED      ENDED        THROUGH
                                          DECEMBER 31,   DECEMBER 31,    JUNE 30,    FEBRUARY 4,
                                              1994           1995          1996          1997
Statutory tax benefit...................   $(111,196)     $ (72,796)    $(185,300)     $(271,000)
State taxes.............................      (9,811)        (6,423)      (16,350)       (32,000)
Permanent differences...................         925          1,203                        6,000
Other...................................       3,533         (1,164)        7,030         20,000
Changes in valuation allowance..........     116,550         79,180       194,620        277,000
                                           ---------      ---------     ---------      ---------
                                           $       0      $       0     $       0      $       0
                                           =========      =========     =========      =========

     As of February 4, 1997, the Company had net operating losses of approximately $500,000. These amounts expire between the years 2009 and 2011.

10.  COMMITMENTS AND CONTINGENCIES:

     The Company leases its office facilities and certain furniture and equipment under operating leases having terms ranging from one to five years. The leases contain up to two five year renewals.

     Future minimum rental commitments under noncancelable operating leases are approximately as follows:

TWELVE MONTHS ENDING FEBRUARY 4:
          1998..............................................  $  274,000
          1999..............................................     270,000
          2000..............................................     271,000
          2001..............................................     177,000
          2002..............................................      52,000
                                                              ----------
               Total........................................  $1,044,000
                                                              ==========

     Rent expense was approximately $22,000, $82,000, $70,000 and $107,000 for 1994 and 1995, for the six months ended June 30, 1996 and for the period from July 1, 1996 through February 4, 1997, respectively.

11.  SUBSEQUENT EVENTS:

     Following the close of business on February 4, 1997, the Company merged into a subsidiary of Medical Manager Corporation ("MMC"). All outstanding shares of the Company's common stock were exchanged for shares of MMC's common stock upon the consummation of the initial public offering (IPO) of the common stock of MMC. Restructuring charges of $647,500, principally for severance costs for former employees, were accrued in conjunction with the merger. Immediately prior to the merger, the Company advanced $6,693,314 to other companies who merged with MMC. The funds were used for repayment of debt and concentration of cash for cash management purposes. Fees of $650,000 were paid on behalf of the Company by one of the other companies who merged with MMC.

     Purchases of software from two of the other companies which have also entered into definitive merger agreements with MMC totaled approximately $60,000, $400,000, $399,000 and $479,000 for 1994, 1995, for the six months ended June 30, 1996 and for the period from July 1, 1996 through February 4, 1997, respectively.

                         NATIONAL MEDICAL SYSTEMS, INC.

11.  SUBSEQUENT EVENTS: -- (CONTINUED)
     In the course of MMC's consolidation efforts, MMC undertook preliminary discussions with certain dealers of The Medical Manager practice management system to determine their suitability to be acquired by MMC in connection with the proposed transactions. On January 7, 1997, two affiliated dealers, Computer Clinic, Inc. and Command Solutions, Inc. (collectively, "CCI"), and CCI's President filed suit in the Supreme Court of the State of New York, Westchester County against MMC, each of the Founding Companies and certain principals thereof alleging in five separate causes of action, among other things, breach of contract, fraud, misrepresentation, tortious interference and anti-competitive and predatory practices arising out of the decision not to include CCI as one of the Founding Companies. In connection with three of the five causes of action brought by CCI, CCI seeks damages in excess of $11.0 million for each such cause of action. CCI seeks damages in excess of $12.0 million in connection with the fourth cause of action and damages in an amount to be determined at trial in connection with the fifth cause of action. On February 5, 1997, the defendants removed the action to the United States District Court for the Southern District of New York. Plaintiffs moved to remand the action to the Supreme Court of the State of New York, Westchester County, which motion was subsequently granted by the Court. MMC has agreed to indemnify all of the other defendants for any liability, obligation or claim arising out of this action, including the costs of defending against this action and any settlement costs incurred in connection therewith. MMC, its subsidiaries and such principals intend to defend vigorously against this action.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Systems Management, Inc.

     We have audited the accompanying balance sheets of Systems Management, Inc. as of December 31, 1994 and 1995, June 30, 1996 and February 4, 1997 and the related statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995, for the six months ended June 30, 1996 and for the period from July 1, 1996 through February 4, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Systems Management, Inc. as of December 31, 1994 and 1995, June 30, 1996 and February 4, 1997 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, for the six months ended June 30, 1996 and for the period from July 1, 1996 through February 4, 1997, in conformity with generally accepted accounting principles.

     As discussed in Note 7 to the financial statements, on February 4, 1997, the Company merged with a subsidiary of Medical Manager Corporation.

                                          COOPERS & LYBRAND L.L.P.

Tampa, Florida
March 14, 1997

                            SYSTEMS MANAGEMENT, INC.

                                 BALANCE SHEETS

                                           DECEMBER 31,    DECEMBER 31,     JUNE 30,     FEBRUARY 4,
                                               1994            1995           1996          1997
                                       ASSETS
CURRENT ASSETS
  Cash and cash equivalents..............    $178,911       $  187,609     $  297,251    $   92,986
  Accounts receivable....................     167,214          276,366        288,978       315,794
  Inventory..............................     109,018          183,835        149,864        65,782
  Prepaid expenses and other current
     assets..............................       4,361           29,122              0           140
                                             --------       ----------     ----------    ----------
          Total current assets...........     459,504          676,932        736,093       474,702
PROPERTY AND EQUIPMENT, net..............     272,139          419,101        434,946       123,998
GOODWILL.................................           0                0        100,000        96,667
OTHER ASSETS.............................           0                0              0        48,505
                                             --------       ----------     ----------    ----------
          Total assets...................    $731,643       $1,096,033     $1,271,039    $  743,872
                                             ========       ==========     ==========    ==========

                        LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Current maturities of long-term
     obligations.........................    $ 22,885       $   50,118     $  106,201    $   53,130
  Accounts payable and accrued
     liabilities.........................     177,645          223,349        183,911       304,521
  Customer deposits and deferred
     maintenance revenue.................     157,213          424,656        434,957        31,816
                                             --------       ----------     ----------    ----------
          Total current liabilities......     357,743          698,123        725,069       389,467
LONG-TERM OBLIGATIONS, net of current
  maturities.............................     154,310          212,767        233,922             0
DUE TO AFFILIATED COMPANIES..............           0                0              0       328,633
                                             --------       ----------     ----------    ----------
          Total liabilities..............     512,053          910,890        958,991       718,100
                                             --------       ----------     ----------    ----------

Commitments and contingencies (Notes 6
  and 7)

STOCKHOLDERS' EQUITY
  Common stock, no par value, 100 shares
     authorized..........................      15,485           15,485         15,485        15,485
  Retained earnings......................     204,105          169,658        296,563        10,287
                                             --------       ----------     ----------    ----------
          Total stockholders' equity.....     219,590          185,143        312,048        25,772
                                             --------       ----------     ----------    ----------
          Total liabilities and
            stockholders' equity.........    $731,643       $1,096,033     $1,271,039    $  743,872
                                             ========       ==========     ==========    ==========

                See accompanying notes to financial statements.

                            SYSTEMS MANAGEMENT, INC.

                            STATEMENTS OF OPERATIONS

                                                                                                    PERIOD FROM
                                                                                       SIX MONTHS   JULY 1, 1996
                                                      YEARS ENDED DECEMBER 31,           ENDED        THROUGH
                                                ------------------------------------    JUNE 30,    FEBRUARY 4,
                                                   1993         1994         1995         1996          1997
Revenue
  Systems.....................................  $  610,179   $  621,258   $1,094,127   $  945,910    $1,996,810
  Maintenance and other.......................   1,134,307    1,507,640    1,622,742      969,414     1,327,794
                                                ----------   ----------   ----------   ----------    ----------
          Total revenue.......................   1,744,486    2,128,898    2,716,869    1,915,324     3,324,604
                                                ----------   ----------   ----------   ----------    ----------
Cost of revenue
  Systems.....................................     493,611      497,560      516,997      696,767     1,563,985
  Maintenance and other.......................     836,634    1,158,147    1,714,203      774,225       704,226
                                                ----------   ----------   ----------   ----------    ----------
          Total costs of revenue..............   1,330,245    1,655,707    2,231,200    1,470,992     2,268,211
                                                ----------   ----------   ----------   ----------    ----------
            Gross margin......................     414,241      473,191      485,669      444,332     1,056,393
                                                ----------   ----------   ----------   ----------    ----------
Operating expenses
  Selling, general and administrative.........     313,510      371,037      425,509      236,548       257,227
  Depreciation and amortization...............      25,229       26,217       31,828       34,640        44,006
                                                ----------   ----------   ----------   ----------    ----------
          Total operating expenses............     338,739      397,254      457,337      271,188       301,233
                                                ----------   ----------   ----------   ----------    ----------
            Income from operations............      75,502       75,937       28,332      173,144       755,160
Interest expense..............................      (4,134)      (6,426)     (23,279)     (10,039)      (15,522)
                                                ----------   ----------   ----------   ----------    ----------
          Net income..........................  $   71,368   $   69,511   $    5,053   $  163,105    $  739,638
                                                ==========   ==========   ==========   ==========    ==========

                See accompanying notes to financial statements.

                            SYSTEMS MANAGEMENT, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                         COMMON
                                                          STOCK
                                                         -------     RETAINED
                                                         AMOUNT      EARNINGS         TOTAL
Balance January 1, 1993................................  $15,485    $    98,719    $   114,204
  Net income...........................................                  71,368         71,368
  Dividends............................................                 (13,523)       (13,523)
                                                         -------    -----------    -----------
Balance December 31, 1993..............................   15,485        156,564        172,049
  Net income...........................................                  69,511         69,511
  Dividends............................................                 (21,970)       (21,970)
                                                         -------    -----------    -----------
Balance December 31, 1994..............................   15,485        204,105        219,590
  Net income...........................................                   5,053          5,053
  Dividends............................................                 (39,500)       (39,500)
                                                         -------    -----------    -----------
Balance December 31, 1995..............................   15,485        169,658        185,143
  Net income...........................................                 163,105        163,105
  Dividends............................................                 (36,200)       (36,200)
                                                         -------    -----------    -----------
Balance June 30, 1996..................................   15,485        296,563        312,048
  Net income...........................................                 739,638        739,638
  Dividends............................................              (1,025,914)    (1,025,914)
                                                         -------    -----------    -----------
Balance February 4, 1997...............................  $15,485    $    10,287    $    25,772
                                                         =======    ===========    ===========

                See accompanying notes to financial statements.

                            SYSTEMS MANAGEMENT, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                          SIX      PERIOD FROM
                                                                                         MONTHS    JULY 1, 1996
                                                         YEARS ENDED DECEMBER 31,        ENDED       THROUGH
                                                     --------------------------------   JUNE 30,   FEBRUARY 4,
                                                       1993       1994        1995        1996         1997
Cash flows from operating activities:
  Net income (loss)................................  $ 71,368   $  69,511   $   5,053   $163,105    $ 739,638
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation...................................    25,229      26,217      31,828     34,640       44,006
  Changes in assets and liabilities, net of effects
    from acquisition:
    Accounts receivable............................    20,333     (52,123)   (109,152)   (12,612)     (26,816)
    Inventory......................................    88,461     (54,341)    (74,817)    33,971       84,082
    Prepaid expenses and other assets..............     4,407       1,187     (24,761)    29,122      (48,645)
    Accounts payable and accrued liabilities.......    19,069      70,527      45,704    (39,438)     120,610
    Customer deposits and deferred maintenance
      revenue......................................   (81,333)     29,403     267,443     10,301     (403,141)
                                                     --------   ---------   ---------   --------    ---------
         Net cash provided by operating
           activities..............................   147,534      90,381     141,298    219,089      509,734
                                                     --------   ---------   ---------   --------    ---------
Cash flow from investing activities:
  Purchases of property and equipment..............   (34,035)    (33,486)    (80,995)   (80,485)     (18,731)
                                                     --------   ---------   ---------   --------    ---------
         Net cash used in investing activities.....   (34,035)    (33,486)    (80,995)   (80,485)     (18,731)
                                                     --------   ---------   ---------   --------    ---------
Cash flow from financing activities:
  Proceeds from issuance of long-term
    obligations....................................    24,532      26,000      85,000     57,735      111,668
  Payment on short-term and long-term
    obligations....................................   (52,914)    (61,106)    (97,105)   (50,497)    (398,661)
  Increase in due to affiliated companies..........         0           0           0          0      328,633
  Dividends........................................   (13,523)    (21,970)    (39,500)   (36,200)    (736,908)
                                                     --------   ---------   ---------   --------    ---------
         Net cash provided by (used in) financing
           activities..............................   (41,905)    (57,076)    (51,605)   (28,962)    (695,268)
                                                     --------   ---------   ---------   --------    ---------
Net change in cash and cash equivalents............    71,594        (181)      8,698    109,642     (204,265)
Cash and cash equivalents:
  Beginning of period..............................   107,498     179,092     178,911    187,609      297,251
                                                     --------   ---------   ---------   --------    ---------
  End of period....................................  $179,092   $ 178,911   $ 187,609   $297,251    $  92,986
                                                     ========   =========   =========   ========    =========
Cash paid for interest:............................  $  4,134   $   6,425   $  23,280
                                                     ========   =========   =========
Non-cash dividends.................................  $      0   $       0   $       0   $      0    $ 289,006
                                                     ========   =========   =========   ========    =========
Details of acquisitions:
  Fair value of assets.............................  $ 11,500   $ 165,500   $  97,795   $100,000
  Less debt issued.................................   (11,500)   (165,500)    (97,795)   (70,000)
                                                     --------   ---------   ---------   --------
  Net cash paid for acquisitions...................  $      0   $       0   $       0   $ 30,000
                                                     ========   =========   =========   ========

                See accompanying notes to financial statements.

                            SYSTEMS MANAGEMENT, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.  ORGANIZATION AND OPERATIONS:

     Systems Management, Inc. (the "Company") is a dealer for The Medical Manager physician practice management system that is sold to clients primarily in northern Indiana, Ohio and adjacent areas of the Midwestern United States.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Basis of Presentation. The financial statements of the Company as of February 4, 1997 and for the period from July 1, 1996 through February 4, 1997 are presented prior to its merger into a subsidiary of Medical Manager Corporation ("MMC"), which merger occurred following the close of business on February 4, 1997.

     Revenue Recognition. Revenue from the sale of systems is recognized when the system has been installed and the related client training has been completed. Amounts billed in advance of installation and pending completion of remaining significant obligations are deferred. Revenue from support and maintenance contracts is recognized as the services are performed ratably over the contract period, which typically does not exceed one year. Revenue from other services is recognized as the services are provided. Certain expenses are allocated between the cost of sales for systems and maintenance and other based upon revenue, which basis management believes to be reasonable.

     Concentration of Credit Risk. Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. The Company's credit concentrations are limited due to the wide variety of customers in the health care industry and the geographic areas into which the Company's systems and services are sold.

     Cash and Cash Equivalents. For purposes of the statement of cash flows, the Company considers all highly liquid investments with maturity dates of three months or less when purchased to be cash equivalents.

     Inventory. Inventory primarily consists of computers, peripheral equipment and replacement parts. Inventory cost is accounted for on the first-in, first-out basis and reported at the lower of cost or market.

     Property and Equipment. Property and equipment are stated at cost. Additions and major renewals are capitalized. Repairs and maintenance are charged to expense as incurred. Upon disposal, the related cost and accumulated depreciation are removed from the accounts, with the resulting gain or loss included in income. Depreciation is provided on the straight-line method over the estimated useful lives of the assets.

     Other Assets. Other assets include approximately $48,000 in costs incurred in connection with the initial public offering of common stock of MMC that have been deferred as of February 4, 1997. These costs will be offset against additional paid-in capital upon the consummation of the Company's merger into a subsidiary of Medical Manager Corporation. See Note 7.

     Income Taxes. The Company has elected S corporation status, as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Instead, the taxable income of the S corporation is included in the individual income tax return of the Company's single stockholder for federal income tax purposes. Accordingly, a provision for income taxes has not been reflected in the financial statements. The Company's S corporation status terminated on February 4, 1997, the effective date of the Merger discussed in
Note 7.

     Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could

                            SYSTEMS MANAGEMENT, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED) differ from those estimates; however, management does not believe these differences would have a material effect on operating results.

     New Accounting Pronouncements. Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to be Disposed Of, is effective for years beginning after December 15, 1995. This Statement requires that long-lived assets and certain intangibles to be held and used by the Company be reviewed for impairment. This pronouncement did not have a material impact on the financial statements of the Company.

     Reclassifications. Certain prior year amounts have been reclassified to conform to 1997 presentations.

3.  ACQUISITION:

     On June 28, 1996, the Company acquired certain assets from an independent dealer for The Medical Manager physician practice management system. Pro forma results of operations have not been presented because the effects of this acquisition were not significant. The acquisition has been accounted for as a purchase with the excess of the purchase price over the fair value of the assets acquired, approximately $100,000, accounted for as goodwill. The goodwill is being amortized on the straight-line basis over 20 years.

4.  PROPERTY AND EQUIPMENT:

     Property and equipment consisted of the following:

                                            DECEMBER 31,
                                        --------------------    JUNE 30,     FEBRUARY 4,
                                          1994        1995        1996          1997
Land and improvements.................  $ 41,265    $ 41,265    $  41,265
Building..............................   151,152     249,844      250,944
Furniture and equipment...............    75,741     119,660      169,045     $ 180,166
Vehicles..............................    65,568     101,338      101,338        74,748
                                        --------    --------    ---------     ---------
                                         333,726     512,107      562,592       254,914
Less accumulated depreciation.........   (61,587)    (93,006)    (127,646)     (130,916)
                                        --------    --------    ---------     ---------
                                        $272,139    $419,101    $ 434,946     $ 123,998
                                        ========    ========    =========     =========

                            SYSTEMS MANAGEMENT, INC.

5.  LONG TERM OBLIGATIONS:

     Long term obligations consisted of the following:

                                                          DECEMBER 31,
                                                       -------------------   JUNE 30,   FEBRUARY 4,
                                                         1994       1995       1996        1997
Revolving lines of credit, interest monthly at prime
  plus  1/2% (8 3/4% at June 30, 1996), due on
  demand, scheduled maturity of June 1997,
  collateralized by substantially all of the
  Company's assets, $93,400 available at June 30,
  1996. .............................................  $ 13,039   $ 29,194   $ 47,600

Mortgage note payable, bearing interest at the bank's
  base rate plus 1% (9 1/4% at June 30, 1996), with
  monthly principal and interest payments of $2,057
  (adjusted periodically) through December 1999, with
  a balloon payment, including all unpaid principal
  and interest, due December 1999. Collateralized by
  all of the Company's assets. ......................   143,500    195,386    192,793

Various notes payable, bearing interest at rates
  ranging from 6.42% to 11.50%, with various monthly
  payments; collateralized by certain Company
  vehicles. .........................................    20,656     38,305     29,730    $ 53,130

Promissory note payable, unsecured, bearing interest
  at 9% due monthly. Principal reductions of $10,000,
  $30,000 and $30,000 are due in September 1996,
  January 1997 and January 1998, respectively;.......         0          0     70,000
                                                       --------   --------   --------    --------
          Total......................................   177,195    262,885    340,123      53,130
          Less portion due within one year...........    22,885     50,118    106,201      53,130
                                                       --------   --------   --------    --------
          Long term obligations, net of current
            maturities...............................  $154,310   $212,767   $233,922    $      0
                                                       ========   ========   ========    ========

     The carrying value approximates fair market value due to the short-term nature of the debt. See Note 7.

6.  COMMITMENTS AND CONTINGENCIES:

     In conjunction with the Merger discussed in Note 7, the Company distributed land and a building with a net book value of approximately $283,000 as of September 30, 1996 to the stockholders as a non-cash dividend and entered into an operating lease for use of the facilities. The lease contains three options for renewal for a period of five years each beginning in November 1996 for an annual rate of $83,160.

     Rent expense was approximately $40,000, $44,000, $9,000, $4,000 and $17,000 for 1993, 1994, 1995, for the six months ended June 30, 1996 and for the period from July 1, 1996 through February 4, 1997, respectively.

7.  SUBSEQUENT EVENTS:

     Following the close of business on February 4, 1997, the Company merged into a subsidiary of Medical Manager Corporation ("MMC"). All outstanding shares of the Company's common stock were exchanged for cash and shares of MMC's common stock upon the consummation of the initial public offering of the common stock of MMC. The Company received $328,633 in advances from one of the other companies that also merged with MMC. The funds were used for repayment of debt. In addition, in connection with the merger, the Company's S corporation status terminated and in future periods will be required to effect the asset and liability method of accounting for deferred income taxes. Under this method, deferred tax assets and liabilities are established based on the differences between financial statement and income tax bases of assets

                            SYSTEMS MANAGEMENT, INC.

7.  SUBSEQUENT EVENTS: -- (CONTINUED)

and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Had the Company elected to terminate its S corporation status immediately prior to February 4, 1997, the Company would have been required to establish a deferred tax asset of approximately $120,000 related primarily to the use of different methods of accounting for deferred revenue for tax and financial reporting purposes.

     Purchases of software from one of the other companies which have also entered into definitive merger agreements with MMC totaled approximately $87,000, $169,000, $230,000, $164,000 and $240,000 for 1993, 1994 and 1995, for
the six months ended June 30, 1996 and for the period from July 1, 1996 through February 4, 1997, respectively.

     In the course of MMC's consolidation efforts, MMC undertook preliminary discussions with certain dealers of The Medical Manager practice management system to determine their suitability to be acquired by MMC in connection with the proposed transactions. On January 7, 1997, two affiliated dealers, Computer Clinic, Inc. and Command Solutions, Inc. (collectively, "CCI"), and CCI's President filed suit in the Supreme Court of the State of New York, Westchester County against MMC, each of the Founding Companies and certain principals thereof alleging in five separate causes of action, among other things, breach of contract, fraud, misrepresentation, tortious interference and anti-competitive and predatory practices arising out of the decision not to include CCI as one of the Founding Companies. In connection with three of the five causes of action brought by CCI, CCI seeks damages in excess of $11.0 million for each such cause of action. CCI seeks damages in excess of $12.0 million in connection with the fourth cause of action and damages in an amount to be determined at trial in connection with the fifth cause of action. On February 5, 1997, the defendants removed the action to the United States District Court for the Southern District of New York. Plaintiffs moved to remand the action to the Supreme Court of the State of New York, Westchester County, which motion was subsequently granted by the Court. MMC has agreed to indemnify all of the other defendants for any liability, obligation or claim arising out of this action, including the costs of defending against this action and any settlement costs incurred in connection therewith. MMC, its subsidiaries and such principals intend to defend vigorously against this action.